Exhibit 3(a)(3)
                        ---------------


                   Certificate of Amendment to
                     the Amended Articles of
                    Incorporation of Peoples
                   Bancorp Inc. as filed with
                   the Ohio Secretary of State
                        on April 9, 1996

                           CERTIFICATE
                               OF
       AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION
                               OF
                       PEOPLES BANCORP INC.

The undersigned hereby certify that they are the duly elected, qualified and acting President and Secretary, respectively, of Peoples Bancorp Inc., an Ohio corporation (the "Company"); that the Annual Meeting of the Shareholders (the "Annual Meeting") of the Company was duly called and held on April 9, 1996, at which Annual Meeting a quorum of shareholders of the Company was at all times present in person or by proxy; that the directors of the Company unanimously approved and recommended to the shareholders the approval of an amendment to Article FOURTH of the Company's Amended Articles of Incorporation in order to increase the authorized number of shares of the Company to 12,000,000 shares, all of which will be common shares, without par value; and that the resolution attached hereto as Annex 1 and incorporated herein by this reference was duly adopted by the shareholders of the Company at the Annual Meeting by the affirmative vote of the holders of shares entitling them to exercise at least a majority of the voting power of the Company entitled to vote thereon in accordance with Article SEVENTH of the Amended Articles of Incorporation of the Company.

IN WITNESS WHEREOF, the undersigned President and Secretary of
Peoples Bancorp Inc., acting for and on behalf of said corporation, have hereunto set their hands this 9th day of April, 1996.


/s/ Robert E. Evans
--------------------------
Robert E. Evans, President


/s/ Ruth I. Otto
--------------------------
Ruth I. Otto, Secretary



                             Annex 1
                             -------

  RESOLVED, that Article FOURTH of the Corporation's Amended
Articles of Incorporation be amended to increase the authorized number of shares from 6,000,000 to 12,000,000, all of which will be common shares, without par value.